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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of on Form S-8 of our report dated February 18, 1998, appearing on page 26 of the 1999 Financial Report of American Management Systems, Incorporated, which is incorporated by reference in American Management Systems, Incorporated's Annual Report on Form 10-K for the year ended Decemebr 31, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 14 of such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Washington, D.C.
March 31, 2000

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